Exhibit 2.s.14

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 497

Registration Statement No.

PROSPECTUS SUPPLEMENT

(To Prospectus dated                , 201    )

%                 Senior Notes due                ,

We are offering promissory senior notes in an aggregate principal amount of $                , which we refer to as the Notes in this prospectus supplement. Our common stock is traded on The Nasdaq Global Select Market under the symbol “GAIN.” The last reported sale price for our common stock on                ,                 was $                per share. The net asset value per share of our common stock at the close of business on                , 201    was $                per share.

You should read this prospectus supplement and the accompanying prospectus before deciding whether to invest in our Notes and you should retain them for future reference. Additional information about us, including our annual, quarterly and current reports, has been filed with the Securities and Exchange Commission. This information is available free of charge on our corporate website at http://www.gladstoneinvestment.com.

An investment in our Notes involves certain risks, including, among other things, risks relating to investments in securities of small, private and developing businesses. We describe some of these risks in the section entitled “Risk Factors,” which begins on page SN-4 of this prospectus supplement and page 9 of the accompanying prospectus. Shares of closed-end investment companies frequently trade at a discount to their net asset value per share. If our shares trade at a discount to their net asset value, this will likely increase the risk of loss to purchasers of our Notes. You should carefully consider these risks together with all of the other information contained in this prospectus supplement and the accompanying prospectus before making a decision to purchase our Notes.

The Notes do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

	Per Note	Total
Public offering price	$	$
Sales load	$	$
Proceeds to us (before expenses) (1)	$	$

(1)	Does not include offering expenses payable to us estimated to be $ .

The Notes will be ready for delivery on or about                , 201    .

            , 201

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus supplement or the accompanying prospectus. You must not rely upon any information or representation not contained in this prospectus supplement or the accompanying prospectus as if we had authorized it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in this prospectus supplement and any accompanying prospectus is accurate as of the dates on their respective covers only. Our business, financial condition, results of operations and prospects may have changed since such dates.

TABLE OF CONTENTS

Prospectus Supplement

Page
Terms of the Notes	SN-3
Risk Factors	SN-4
Use of Proceeds	SN-4
Capitalization	SN-4
Ratio of Earnings to Combined Fixed Charges and Dividends on Mandatorily Redeemable Preferred Stock	SN-4
Taxation	SN-4
Underwriting	SN-4
Legal Matters	SN-4

Prospectus

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, future events or our future operating results, our business prospects and the prospects of our portfolio companies, actual and potential conflicts of interest with Gladstone Management Corporation and its affiliates, the use of borrowed money to finance our investments, the adequacy of our financing sources and working capital, and our ability to co-invest, among other factors. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “believe,” “will,” “provided,” “anticipate,” “future,” “could,” “growth,” “plan,” “project,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” or the negative or other variations of such terms or comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include but are not limited to:

•	the recurrence of adverse changes in the economy and the capital markets;

•	risks associated with negotiation and consummation of pending and future transactions;

•	the loss of one or more of our executive officers, in particular David Gladstone, David Dullum or Terry Lee Brubaker;

•	changes in our investment objectives and strategy;

•	availability, terms (including the possibility of interest rate volatility) and deployment of capital;

•	changes in our industry, interest rates, exchange rates, regulation or the general economy;

•	our business prospects and the prospects of our portfolio companies;

•	the degree and nature of our competition;

•	our ability to maintain our qualification as a RIC and as a BDC; and

•	those factors described in the “Risk Factors” section of this prospectus supplement and the accompanying prospectus.

We caution readers not to place undue reliance on any such forward-looking statement, which speak only as of the date made. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from our historical performance. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports we have filed, or in the future may file with the SEC, including subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements contained or incorporated by reference in this prospectus supplement or accompanying prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

TERMS OF THE NOTES

Principal Amount	The principal amount of the Notes is $ in the aggregate.

Maturity	The principal amount of the Notes will become due and payable on , .

Interest Rate	The interest rate will be %.

Frequency of payment	Interest will be paid commencing .

Prepayment Protections	[To be provided.]

Conversion	[To be provided.]

[Stock Exchange Listing]	[To be provided.]

Rating	It is a condition of issuance that the notes be rated [ ] by [ ].

Covenants	[To be provided.]

Events of Default	[To be provided.]

Clearance and Settlement Procedures	[To be provided.]

Denominations	[To be provided.]

Ranking	[The Notes may rank senior to future debt securities if such debt issuance is expressly subordinate to the Notes. The Notes may rank senior to current indebtedness if the Notes are secured. The Company will provide any required disclosure should the Notes rank senior to current or future obligations, and any such ranking will be in accordance with the applicable provisions of the 1940 Act. Additional details to be provided regarding any such ranking.]

Trustee	[To be provided.]

Redemption	[To be provided.]

RISK FACTORS

[To be provided.]

USE OF PROCEEDS

[To be provided.]

CAPITALIZATION

[To be provided.]

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND DIVIDENDS ON MANDATORILY REDEEMABLE PREFERRED STOCK

[To be provided.]

TAXATION

[To be provided.]

UNDERWRITING

[To be provided.]

LEGAL MATTERS

The legality of securities offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. [Certain legal matters will be passed upon for the underwriters by                .]

Gladstone Investment Corporation

%                Notes due                ,

PROSPECTUS SUPPLEMENT

            , 201